EXHIBIT 10.15
EXCHANGE AND REDEMPTION AGREEMENT
          This Exchange and Redemption Agreement (this “Agreement”) as of June 30, 2005, among American Railcar Industries, Inc., a Missouri corporation (“ARI”), Hopper Investments, LLC, a Delaware limited liability company (“Hopper”), Highcrest Investors Corp., a Delaware corporation(“Highcrest”), Buffalo Investors Corp., a New York corporation (“Buffalo”, and together with Hopper and Highcrest, the “Holders”) and American Railcar Leasing, LLC, a Delaware corporation (“ARL”). All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Operating Agreement (as defined below).
W I T N E S S E T H
          WHEREAS, the parties hereto desire to exchange the number of issued and outstanding shares of New Preferred Stock, of ARI, (the “Preferred Stock”) set forth in Schedule A hereto across from each Holder’s name respectively (the “Shares”), for the number of shares of A Units, of ARL (the “A-Units”), set forth in Schedule A hereto across from each Holder’s names respectively (the “A-Units”), subject to the provisions contained herein;
     WHEREAS, reference is made to that certain Second Amended and Restated Operating Agreement (the “Operating Agreement”) of ARL, effective as of July 16, 2004, among ARL and the persons listed on Schedule A thereto;
     WHEREAS, ARI is sole the record and beneficial owner of 151,669 shares of A-Units and currently serves as the Managing Member of ARL;
     WHEREAS, ARI, as Managing Member of ARL, hereto desires to consent to the transfer of A-Units to each of the Holders and hereto desires to consent to the admission of Buffalo as Managing Member of ARL;
          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:
ARTICLE 1. Exchange.
          SECTION 1.1. Exchange. Subject to the terms and conditions of this Agreement, the Holders hereby transfer their respective Shares to ARI for cancellation and redemption, and ARI hereby accepts and acknowledges such transfer from the Holders, and in exchange therefor hereby transfers to the Holders the number of A -Units set forth across from such Holder’s name on Schedule A hereto, and the Holders hereby accept and acknowledge such transfer.
     ARTICLE 2. Consent to Transfer; Operating Agreement.
          SECTION 2.1. Consent to Transfer. Pursuant to and in compliance with Section 8.1 of the Operating Agreement, ARI, as Managing Member of ARL, hereby provides its written consent to the transfer by ARI to each Holder of the number of shares set forth across the name of such Holder on Schedule A hereto.
          SECTION 2.2. Substitute Members. Pursuant to and in compliance with Section 8.3 of the Operating Agreement, ARI, as Managing Member of ARL, hereby provides its written consent to the admission of Hopper, Buffalo and Highcrest as Substitute Members. ARI, as Managing Member of ARL, acknowledges that Hopper, Buffalo and Highcrest, as Substitute Members, shall be entitled to exercise or receive any of the rights, powers or benefits of a Member, including the right to receive distributions and to share in any Profits and Losses. Each Holder hereby agrees to deliver to ARL a counterpart to the Operating Agreement, substantially in form of Exhibit A hereto, whereby such Holder accepts and agrees to the terms and conditions of the Operating Agreement.
          SECTION 2.3. Managing Member. Buffalo hereby becomes the Managing Member of ARL.
          SECTION 2.4. Effectiveness and Withdrawal. Pursuant to Section 8.4 of the Operating Agreement, effective June 30, 2005, Hopper, Buffalo and Highcrest shall be admitted to ARL as Members, and ARI shall automatically withdraw as a Member of ARL.
     ARTICLE 3. Representations and Warranties of each Holder. In connection with the transactions contemplated by this Agreement, each Holder hereby severally and not jointly represents and warrants solely with respect to itself and not any other Holder to ARI as follows:
          SECTION 3.1. Title. Each Holder is the sole record and beneficial owner of, and has good legal title to, its respective Shares, and has the full legal right, power and authority to assign and transfer complete ownership in its respective Shares to ARL. Each of the Holder’s respective Shares is, and upon the effectiveness of the assignment and transfer will be, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto.
          SECTION 3.2 Organization; Authority. Each Holder is duly formed and validly existing under the laws of the state of its formation and has full power and authority to own its property, including its respective Shares, and to enter into and perform the transactions contemplated hereby.
          SECTION 3.3. Non-Contravention. The execution and delivery by each Holder of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate or conflict with any provision of the organizational documents of such Holder, each as amended to date, (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of such Holder pursuant to (i) any agreement or instrument to which such Holder is a party or by which such Holder or any of its properties are bound or subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which such Holder is subject.
          SECTION 3.4. Approval; Binding Effect. Each Holder has obtained all corporate and other approvals necessary for the execution and delivery of this Agreement and for the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Holder and constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity.
          SECTION 3.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of each Holder.
          SECTION 3.6. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by each Holder of this Agreement or the consummation of the transactions contemplated hereby.
          SECTION 3.7. Investment Purpose. Each Holder is acquiring the A-Units for its own account, for investment only and not with a view toward the resale or distribution thereof.
     ARTICLE 4. Representations and Warranties of ARI. In connection with the transactions contemplated by this Agreement, ARI represents and warrants as follows;
          SECTION 4.1 Organization: Authority. ARI is duly organized and existing in good standing in its jurisdiction of incorporation, and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial position or results of operations of ARI. ARI has the corporate power to own its properties and to carry on its business as now conducted and to enter into and perform the transactions contemplated hereby.
          SECTION 4.2 Non-Contravention. The execution, delivery and performance by ARI of this Agreement and the consummation of the transactions contemplated hereby, (i) are within ARI’s corporate power and authority, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which ARI is a party or by which ARI is bound or to which any of the properties or assets of ARI is subject, nor will such actions result in any violation of the provisions of the organizational documents of ARI or any statue or any order, rule, regulation or writ of any court or governmental agency or body having proper jurisdiction over ARI or any of its properties or assets (except for such statutes, orders, rules, regulations or writs the violation of which would not have a material adverse effect on the business, properties, financial positions or results of operations of ARI), and (iv) will not result in the creation or imposition of any lien upon any property of ARI pursuant to the terms of any agreement or instrument to which ARI is bound or to which any of the properties or assets of ARI is subject.
          SECTION 4.3 Enforceability. The execution and delivery by ARI of this Agreement will result in legally binding obligations of ARI, enforceable against it in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether            considered in a proceeding in equity or at law).
          SECTION 4.4 Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by ARI of this Agreement or the consummation of the transactions contemplated hereby.
          SECTION 4.5 Title. ARI is the sole record and beneficial owner of, and has good legal title to, the A-Units, and has the full legal right, power and authority to assign and transfer complete ownership in the A-Units to the Holders. The A-Units are and upon the effectiveness of the assignment and transfer will be, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto.
     ARTICLE 5. Representations and Warranties of ARL. In connection with the transactions contemplated by this Agreement, ARL represents and warrants as follows:

          SECTION 5.1 Organization; Authority. ARL is duly organized and existing in good standing in its jurisdiction of organization, and is duly qualified as a foreign organization and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial position or results of operations of ARL. ARL has the limited liability power to own its properties and to carry on its business as now conducted and to enter into and perform the transactions contemplated hereby.
          SECTION 5.2 Non-Contravention. The execution, delivery and performance by ARL of this Agreement and the consummation of the transactions contemplated hereby, (i) are within ARL’s power and authority, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which ARL is a party or by which ARL is bound or to which any of the properties or assets of ARL is subject, nor will such actions result in any violation of the provisions of the organizational documents of ARL or any statue or any order, rule, regulation or writ of any court or governmental agency or body having proper jurisdiction over ARI or any of its properties or assets (except for such statutes, orders, rules, regulations or writs the violation of which would not have a material adverse effect on the business, properties, financial positions or results of operations of ARL), and (iv) will not result in the creation or imposition of any lien upon any property of ARL pursuant to the terms of any agreement or instrument to which ARL is bound or to which any of the properties or assets of ARL is subject.
          SECTION 5.3 Enforceability. The execution and delivery by ARL of this Agreement will result in legally binding obligations of ARL, enforceable against it in accordance with the terms and provisions hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
          SECTION 5.4 Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by ARL of this Agreement or the consummation of the transactions contemplated hereby.
          SECTION 5.5 No Proceedings. There are no legal or governmental proceedings to which ARL is a party or to which any property or assets of ARL is subject which would reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of ARL, and to ARL’s best knowledge, no such proceedings are threatened or contemplated.
    ARTICLE 6. Indemnity.
          SECTION 6.1. ARI shall defend, indemnify, save and hold harmless each Holder and ARL from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys’ fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by ARI of its representations and warranties contained in this Agreement or other breach of this Agreement by ARI.
          SECTION 6.2. Each Holder shall severally and not jointly defend, indemnify, save and hold harmless ARI and ARL from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys’ fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by such Holder of its respective representations and warranties contained in this Agreement or other breach of this Agreement by such Holder.
          SECTION 6.3. ARL shall defend, indemnify, save and hold harmless ARI and each Holder from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys’ fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by ARL of its representations and warranties contained in this Agreement or other breach of this Agreement by ARL.
     ARTICLE 7. Miscellaneous.
          SECTION 7.1. Assignment; Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.
          SECTION 7.2. Survival of Representations and Warranties. All indemnities, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and me closing of the transactions contemplated hereby.
          SECTION 7.3. Expenses. Each party to this Agreement shall bear its own costs and expenses, including, but not limited to, attorneys’ fees and expenses, in connection with the closing of the transactions contemplated hereby.
          SECTION 7.4. Entire Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.
          SECTION 7.5. Amendments and Waivers.. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any; term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          SECTION 7.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument
          SECTION 7.7. Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
          SECTION 7.8. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.
          SECTION 7.9. Further Assurances. The parties hereto hereby agree to take such further action and execute and deliver such farther documents and instruments as may be necessary or appropriate to effect the transactions, assignments, transfers and conveyances contemplated in this Agreement.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date and time first above written.

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ James J. Unger

Name: James J. Unger
Title: President and Chief Executive Officer

HOPPER INVESTMENTS, LLC
By: Barberry Corp.

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

HIGHCREST INVESTORS CORP,

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: Authorized Signatory

BUFFALO INVESTORS CORP.

By:	/s/ Edward E. Mattner

Name: Edward E. Mattner
Title: President and Treasurer

AMERICAN RAILCAR LEASING, LLC
By: American Railcar Industries, Inc.

By:	/s/ James J. Unger

Name: James J. Unger
Title: President and Chief Executive Officer

Acknowledged and consented to by.

AMERICAN RAILCAR INDUSTRIES, INC,
as Managing Member of ARL

By:	/s/ James J. Unger

Name: James J. Unger
Title: President and Chief Executive Officer